UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.01 par value	BECN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 4.125% Senior Notes due 2029

On May 10, 2021 (the “Closing Date”), Beacon Roofing Supply, Inc., a Delaware corporation (the “Company”), completed the previously announced private offering of $350.0 million aggregate principal amount of its 4.125% Senior Notes due 2029 (the “Notes”) at an issue price of 100%.

The Notes and related subsidiary guarantee were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and related subsidiary guarantee have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to use the net proceeds from the offering, together with cash on hand and available borrowings under its proposed New Senior Secured Credit Facilities (as defined below), to (i) redeem, repay, retire and discharge in full all $1.30 billion aggregate principal amount outstanding of its 4.875% senior unsecured notes due 2025 (the “2025 Senior Notes”), (ii) repay all outstanding borrowings under its existing senior secured term loan “B” facility and (iii) pay all related premiums, accrued interest, fees and expenses in connection with the foregoing. Substantially concurrent with the redemption of the 2025 Senior Notes, which is expected to occur on or about May 19, 2021, subject to the completion of a debt financing on terms and conditions satisfactory to the Company yielding aggregate proceeds, together with cash on hand and available borrowings under the New Senior Secured Credit Facilities, sufficient to fund the redemption payment for the 2025 Senior Notes on the scheduled redemption date and to pay related transaction premiums, accrued interest, fees and expenses, the Company expects, subject to market and other conditions, to consummate the refinancing of the Company’s existing senior secured credit facilities, consisting of (i) a new senior secured asset-based revolving credit facility due 2026 with maximum aggregate commitments of $1.30 billion, subject to borrowing base capacity (the “A&R ABL Facility”) and (ii) a new $1.00 billion senior secured term loan “B” facility due 2028 (the “A&R Term Loan Facility” and, together with the A&R ABL Facility, the “New Senior Secured Credit Facilities”). This Current Report on Form 8-K does not constitute a notice of redemption of the 2025 Senior Notes, and there is no assurance that the refinancing of the existing senior secured credit facilities with the New Senior Secured Credit Facilities will be completed or, if completed, as to the terms on which it will be completed.

Indenture

The terms of the Notes and related subsidiary guarantee are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the Company, as issuer, Beacon Sales Acquisition, Inc., as guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

Interest and Maturity. The Notes bear interest at a rate of 4.125% per annum and mature on May 15, 2029. Interest is payable on the Notes on May 15 and November 15 of each year, commencing on November 15, 2021.

Guarantee.  The Company’s obligations under the Notes are jointly and severally and fully and unconditionally guaranteed by the Guarantor and any future domestic restricted subsidiaries of the Company that guarantee the Company’s obligations under the A&R Term Loan Facility or that incur or guarantee any capital market indebtedness, subject to certain exceptions set forth in the Indenture.

Covenants. The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur (or guarantee) additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments or certain other restricted payments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries of the Company as unrestricted subsidiaries. Certain of these covenants will be suspended if and for so long as the Notes have investment grade ratings from any two of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group and Fitch Ratings, Inc. and no default has occurred and is continuing under the Indenture.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods) which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately.

Optional Redemption and Offer to Repurchase. The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to May 15, 2024, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium as set forth in the Indenture and form of Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may also redeem the Notes, in whole or in part, at any time and from time to time on or after May 15, 2024, at the redemption prices set forth in the Indenture and form of Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to May 15, 2024, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings, as described in the Indenture, at a redemption price equal to 104.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control events, the Company must offer to repurchase all or any part of the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. If the Company sells certain assets and does not reinvest the net proceeds or repay senior debt in compliance with the Indenture, it must offer to repurchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

No Registration Rights or Listing. The Notes and related subsidiary guarantee do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the actual Indenture and form of Notes, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of May 10, 2021, by and among Beacon Roofing Supply, Inc., the subsidiary guarantor party thereto, and U.S. Bank National Association, as trustee.
4.2	Form of 4.125% Senior Notes due 2029 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: May 10, 2021	By:	/s/ FRANK A. LONEGRO
Frank A. Lonegro
Executive Vice President & Chief Financial Officer